MediaOne Group, Inc.
Earnings Per Share Highlights
(UNAUDITED)

                                      Three Mos Ended          Year Ended
                                           Dec 31,              Dec 31,

                                      1999       1998        1999       1998

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Earnings Per Share -
   As Reported

   Average Shares
      Outstanding (millions)
         Basic                        630.1     604.4       611.6       607.6
         Diluted                      658.0     604.4       654.9       653.0

   Basic Earnings (Loss)
      per Common Share
         Earnings (loss) from
         Continuing Operations      $  5.79    $(0.58)     $ 5.62      $ 2.18
         Total earnings (loss)      $  5.79    $(0.58)     $ 5.65      $42.14

   Diluted Earnings (Loss)
      per Common Share
         Earnings (loss) from
         Continuing Operations      $  5.55    $(0.58)     $ 5.32      $ 2.10
         Total earnings (loss)      $  5.55    $(0.58)     $ 5.34      $39.29

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Common Shares (millions)
   Actual Shares Outstanding (1)      647.4     603.5       647.4       603.5
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

Normalized Earnings Per Share
   Basic EPS - Continuing Ops       $  5.79    $(0.58)     $ 5.62      $ 2.18
      Adjustment for One Time
      Unusual Transactions
         Domestic Wireless
           Operations and Gain
             on Sale                      -         -           -       (3.75)
         Loss on Redemption of
           Preferred Securities           -         -        0.04        0.09
         Gain on Sale of
           Investments                (6.20)    (0.03)      (7.19)      (0.08)
         Primestar Loss               (0.02)     0.16        0.05        0.16
         Vodafone Gain                    -         -       (2.50)          -
         Merger Costs                  0.26         -        2.76           -
         Other Gains (Losses)             -         -        0.02           -
                                    -------   -------      ------     -------
   Normalized Basic EPS -
      Continuing Operations (2)     $ (0.17)  $ (0.46)     $(1.20)     $(1.40)
                                    =======   =======      ======     =======

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(1) Includes 39.6 million shares related to the conversion of
    Series D stock in November, 1999.
(2) Amounts may not foot due to rounding.
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